Exhibit 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


               We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 500,000 shares under the 1995 Omnibus Incentive Plan of CYBEX International, Inc. of our report dated March 6, 1997, with respect to the consolidated financial statements of CYBEX International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                    ERNST & YOUNG LLP

Melville, New York
June 12, 1997